Exhibit 10.1

[ENSERVCO CORPORATION LETTERHEAD]

____________, 2016

[__________]

[__________]

[__________]

RE:     Rescission of Excess Option Grants and Grant of New Option Agreements

Dear Sir:

This letter agreement amends each Stock Option Agreement (an “Option Agreement”) between the undersigned (“Option Holder”) and Enservco Corporation (the “Company”) as of the date described on Schedule A pursuant to which stock options were issued to Option Holder pursuant to the Company’s 2010 Stock Incentive Plan (the “2010 Plan”). The parties acknowledge that each of the Option Agreements exceeded the limitation on grants under Section 4(d) of the 2010 Plan. The parties further acknowledge and agree as follows:

1.     Partial Rescission of Options and Waiver. Option Holder is a holder of options to purchase a number of shares of common stock of the Company (the “Option Shares”) pursuant to the Option Agreement(s) described on Schedule A. To the extent that any Option Shares granted in any one calendar year exceed 100,000 shares, Option Holder hereby agrees to forfeit all rights to purchase the Option Shares comprising the excess (the “Excess Shares”), as indicated in the “Excess Shares” column in Schedule A. For any Option Agreement, the Excess Shares forfeited shall be those that would vest last in time.

2.     Amendment to Option Agreements. Each Option Agreement described on Schedule A is deemed amended to effectuate the forfeiture set forth in Section 1.

3.     New Options. In consideration for the forfeiture set forth in Section 1, the Company agrees to grant Option Holder a new option to purchase shares of the Company’s common stock equal to the number of Excess Shares (the “New Grant”), pursuant to new stock option agreements that shall be subject to a new stock incentive plan (the “2016 Plan”) and provide for vesting on the same schedule as the Excess Shares would have vested and the same exercise price, to the extent the exercise price of the Excess Shares under the Option Agreements was equal to or greater than the closing sales price of the Company’s common stock on July 7, 2016, the date that this letter agreement was approved by a special committee of the Company’s Board of Directors’ (the “Approval Date”). If the exercise price of the Excess Shares under the Option Agreements was lower than the closing sales price of the Company’s common stock on the Approval Date, the exercise price of the New Grant will be equal to the closing sales price of the Company’s common stock on the Approval Date. If the rescinded option has already vested, then the new option shall be immediately vested. The termination date of the New Grant shall be the termination date of the rescinded option; provided, that if the termination date of the rescinded option is prior to the two-year anniversary of the date of this letter agreement, then the termination date of the New Grant will be extended six months past the termination date of the rescinded option. The New Grant will be subject to the Company’s Board of Directors’ adoption of the 2016 Plan and to stockholder approval of the 2016 Plan. The Company agrees to submit the 2016 Plan to the stockholders of the Company for approval as soon as reasonably possible.

4.     General Provisions. This letter agreement amends the Option Agreement(s), and together with the Option Agreement(s) and 2010 Plan, is the entire agreement of the parties respecting in any way the subject matter hereof. The parties may sign this letter agreement in counterparts and binding signatures to this letter agreement may be delivered by facsimile or other means of electronic transmission.

(Signature Page Follows)

Sincerely,

ENSERVCO CORPORATION

By:

Its:	Representative of the Special Committee of the Board of Directors

ACKNOWLEDGED AND AGREED:

OPTION HOLDER

By: _________________________________

[___________], Individually

(Signature Page to Letter Agreement)

SCHEDULE A TO LETTER AGREEMENT

[NAME OF OPTION HOLDER]

OPTION AGREEMENTS

EXISTING OPTION AGREEMENTS:

Option Number	Option Agreement Date	Number of Options	Exercise Price	Excess Shares Being Forfeited	Agreement Expiration Date	Original Vesting Schedule	New Vesting Schedule of Non-Forfeited Options

NEW OPTION AGREEMENTS:

Original Option Number	Option Agreement Date	Number of Options	Exercise Price	Expiration Date	Vesting Schedule